Exhibit 99.4

Unaudited Condensed Consolidated Interim Financial Statements
MARKETSHARE PARTNERS, LLC AND SUBSIDIARIES
As of September 30, 2015 and for the nine months ended September 30, 2015 and 2014

MarketShare Partners, LLC and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2015 and December 31, 2014

	Unaudited September 30, 2015	December 31, 2014
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$7,291	$17,775
Accounts receivable, net	9,393	9,774
Prepaid expenses	1,317	1,567
Other current assets	1,726	1,360
Total current assets	19,727	30,476
Property and equipment, net	1,634	1,809
Goodwill	4,733	335
Intangible assets, net	5,197	405
Other assets	461	462
Total assets	$31,752	$33,487

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED MEMBER UNITS AND MEMBERS' DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$7,763	$10,266
Deferred revenue	9,178	9,316
Other current liabilities	304	182
Total current liabilities	17,245	19,764
Long-term liabilities:
Long-term debt	18,291	14,873
Other liabilities	2	2
Total liabilities	35,538	34,639
Redeemable convertible preferred member units	103,121	91,737
Member's deficit	(106,512)	(92,514)
Accumulated other comprehensive loss	(395)	(375)
Total members' deficit	(106,907)	(92,889)
Total liabilities, redeemable convertible preferred member units and members' deficit	$31,752	$33,487

The accompanying notes are an integral part of these condensed consolidated financial statements.

MarketShare Partners, LLC and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
For the nine months ended September 30

	Unaudited 2015	Unaudited 2014
	(in thousands)
Revenues:
Software licensing	$31,255	$24,669
Professional services	12,419	13,483
Total revenues	43,674	38,152
Operating expenses:
Cost of revenues	15,856	14,834
Research and development	12,530	10,247
Sales and marketing	10,281	6,775
General and administrative	15,603	12,605
Total operating expenses	54,270	44,461
Operating loss	(10,596)	(6,309)
Other income and expenses	(278)	(255)
Interest expense	(892)	(1,279)
Total other income and expenses	(1,170)	(1,534)
Loss before income taxes	(11,766)	(7,843)
Income tax provision	134	87
Net loss	(11,900)	(7,930)
Other comprehensive loss, net of tax:
Foreign currency translation	(20)	(83)
Comprehensive loss	$(11,920)	$(8,013)

The accompanying notes are an integral part of these condensed consolidated financial statements.

MarketShare Partners, LLC and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
For the nine months ended September 30

	Unaudited 2015	Unaudited 2014
	(in thousands)
Operating activities
Net loss	$(11,900)	$(7,930)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,348	1,188
Change in fair value of derivative instruments	(863)	59
Accretion of issuance discount	107	123
Non cash interest on debt	311	209
Stock-based compensation	26	—
Changes in operating assets and liabilities:
Accounts receivable, net	3,059	134
Prepaid expenses and other assets	(27)	(1,049)
Accounts payable and accrued liabilities	(2,547)	1,936
Deferred revenues	(1,952)	1,085
Other current liabilities	38	(503)
Net cash used in operating activities	(12,400)	(4,748)
Investing activities
Purchases of property and equipment	(403)	(663)
Acquisition of Business Researchers, Inc.	(5,669)	—
Net cash used in investing activities	(6,072)	(663)
Financing activities
Capital contributions, net of issuance costs	8,010	4
Net cash provided by financing activities	8,010	4
Effect of foreign exchange	(22)	(81)
Net decrease in cash and cash equivalents	(10,484)	(5,488)
Cash and cash equivalents at beginning of year	17,775	11,095
Cash and cash equivalents at end of year	$7,291	$5,607
Supplemental schedule of cash activities
Interest paid	$1,210	$991
Taxes paid	$158	$122
Noncash investing and financing activities
Accretion of redeemable convertible preferred units	$3,400	$2,503

The accompanying notes are an integral part of these condensed consolidated financial statements.

MarketShare Partners, LLC and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
As of September 30, 2015 and December 31, 2014

1. ORGANIZATION AND BUSINESS

MarketShare Partners, LLC, a Delaware limited liability company (“MarketShare, MSP or the Company”), was founded in 2005. MSP is a marketing analytics company that enables businesses to grow efficiently by bringing to light what drives demand. MSP uncovers which actions drive marketing success, revealing how much businesses should spend on marketing channels, and showing what results the strategy will deliver. As a result, marketing, sales, and distribution investments are informed, accurate, and impactful, delivering greater levels of efficiency, growth, and return on investment.

MarketShare’s Decision Cloud Platform and the Strategy, Action and Benchmark Application, are designed to serve a distinct set of needs in terms of the level of analysis, budget, and timing for two main audiences: marketers and their agencies. MarketShare’s Price Application, is used by its joint venture with Ticketmaster to dynamically price live event tickets.
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying unaudited condensed consolidated financial statements are prepared in conformity with U.S. generally accepted accounting principles, (“GAAP”), for interim reporting. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements.

In the opinion of management, all adjustments, including normal recurring adjustments, necessary for a fair statement of the unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2015 and 2014, have been recorded. These unaudited condensed consolidated financial statements should be read in conjunction with our audited consolidated financial statements for the year ended December 31, 2014.

The accompanying condensed consolidated financial statements reflect all normal recurring adjustments necessary to present fairly the financial position, results of operations, and cash flows for the interim periods, but are not necessarily indicative of the results of operations to be anticipated for the full year ending December 31, 2015.

There have been no changes to our significant accounting policies described in our audited consolidated financial statements for the fiscal year ended December 31, 2014, that have had a material impact on our condensed consolidated financial statements and related notes.

Principles of Consolidation

The condensed consolidated financial statements include the accounts of MarketShare Partners, LLC (the “Company”) and it’s wholly owned subsidiaries, MarketShare Partners EMEA Ltd, JovianData, Inc, MarketShare Infotech India PVT Ltd, MarketShare ASIA, LLC, MarketShare Kabushiki-kaisha and BRI Acquisition, LLC. All intercompany accounts and transactions for the periods presented have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Liquidity and Going Concern

For the nine months ended September 30, 2015, the Company incurred negative cash flows from operations of $12.4 million, operating losses of $11.9 million, and had an accumulated members’ deficit of $106.9 million at September 30, 2015. The Company has historically funded its operational and capital needs primarily through the net proceeds of debt and equity financing.

MarketShare Partners, LLC and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
As of September 30, 2015 and December 31, 2014

Management believes its existing cash balance of $7.3 million at September 30, 2015, availability on the Company’s line of credit, the expected level of operating expenses and its projected sales of existing products will be sufficient to meet its working capital and capital expenditure requirements for the next twelve months. Should cash flows used in operations cause the Company to exceed its available cash and borrowing capacity, the Company may be required to seek additional financing. Such financing may not be available at the terms acceptable to the Company, if at all. Failure to obtain additional funding in such circumstances may require the Company to significantly curtail its operations and/or dispose of certain operations or assets. No assurances can be provided that additional funding will be available at terms acceptable to the Company, if at all.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

Recent Accounting Pronouncements

In September 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2015-16, Business Combinations. The amendments in this update require that an acquirer recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amounts are determined. The amendments require that the acquirer record, in the same period’s financial statements, the effect on earnings of changes in depreciation, amortization, or other income effects, if any, as a result of the change to the provisional amounts, calculated as if the accounting had been completed at the acquisition date. The amendments in this update require an entity to present separately on the face of the income statement or disclose in the notes the portion of the amount recorded in current-period earnings by line item that would have been recorded in previous reporting periods if the adjustment to the provisional amounts had been recognized as of the acquisition date. The amendments in this update are effective for the Company as of January 1, 2016. The amendments in this update should be applied prospectively to adjustments to provisional amounts that occur after the effective date. Early adoption is permitted. The Company is currently assessing the impact of this update, and believes that its adoption will not have a material impact on the consolidated financial statements.

In April 2015, the FASB issued ASU No. 2015-05, Customer's Accounting for Fees Paid in a Cloud Computing Arrangement ("ASU 2015-05"). This ASU provides guidance to customers about whether a cloud computing arrangement includes a software license. If a cloud computing arrangement includes a software license, the customer should account for the software license element of the arrangement consistent with the acquisition of other software licenses. If a cloud computing arrangement does not include a software license, the customer should account for the arrangement as a service contract. The new guidance does not change the accounting for service contracts. ASU 2015-05 is effective for interim and annual reporting periods beginning after December 15, 2015. Management is currently evaluating the provisions of the ASU to determine the potential impact the new standard will have on the consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers ("ASU 2014-09"), which supersedes nearly all existing revenue recognition guidance under GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. In July 2015, the FASB voted to defer the effective date of ASU 2014-09 by one year, making the standard effective for annual periods beginning after December 15, 2017, and interim periods therein, using either of the following transition methods: (i) a full retrospective approach reflecting the application of the standard in each prior reporting period with the option to elect certain practical expedients, or (ii) a retrospective approach with the cumulative effect of initially adopting ASU 2014-09 recognized at the date of adoption. Early adoption is permitted for periods beginning after December 15, 2016. Management is currently evaluating the impact of the pending adoption of ASU 2014-09 on the consolidated financial statements.

3.    ACQUISITION

On April 1, 2015, the Company acquired substantially all of the assets, operations and employees of Business Researchers, Inc. (doing business as DataSong) (“BRI”). The purchase consideration consisted of $5.7 million in cash, 1,120,121 Class C units and a $3.0 million Note Payable (“Note Payable”) to the seller shareholders that is due no later than the two year anniversary of the transaction. A further 480,945 Class C units may be issued to the seller shareholders based upon the former

MarketShare Partners, LLC and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
As of September 30, 2015 and December 31, 2014

management of BRI achieving certain future financial and operating goals. Additionally approximately 449,231 Equity Participation Units (“EPUs”) were granted to former employees of BRI who were hired as employees of the Company.

The transaction was accounted for under the acquisition method of accounting, whereby the purchase consideration was allocated to the assets acquired and liabilities assumed based on their respective fair values. The excess of the purchase price over fair values of the assets acquired and liabilities assumed was allocated to goodwill. Goodwill primarily results from the operational synergies and opportunity to utilize BRI’s digital attribution platform across the Company’s customer base. Goodwill is deductible for tax purposes to the partners. The results of operations have been included in the Company’s condensed consolidated statement of operations since the date of the acquisition. As part of the acquisition approximately 50 employees joined the Company. The total purchase consideration was allocated as follows (in thousands):

Purchase consideration:
Cash	$5,669
Note Payable	3,000
Class C units	1,759
Contingent consideration	441
Total consideration	$10,869
Net assets acquired:
Accounts receivable	$2,678
Other assets	164
Developed technology	3,000
Customer relationships	2,000
Trademark and trade name	500
Goodwill	4,397
Deferred revenue	(1,814)
Other liabilities	(56)
Total net assets acquired	$10,869

Developed technology, customer relationships and trademark and trade name have estimated useful lives of 4, 5 and 10 years respectively.

The grant date fair value of the Class C units reserved for issuance in connection with the acquisition was determined to be $1.57 per unit.  Given an absence of a publicly traded market for the Company’s Class C units, the company engaged an unrelated third party specialist to estimate the fair value of these units.  The specialist utilized both a market and income approach and applied a discount for a lack of marketability to derive the fair value of the Class C Units.  For the income approach, a discounted cash flow model was used to estimate the total equity value, which was then allocated to the various classes of member units using an option pricing model.

Of the 480,945 Class C units reserved for issuance, up to 240,472 units (“Milestone 1 Units”) may be issued on April 1, 2016 based on the achievement of certain recurring revenue targets for the twelve month period subsequent to the acquisition date. As the number of units to issue is not fixed, the fair value of these units has been classified as a liability as part of the purchase price consideration. At the closing, the fair value of the contingent consideration liability was approximately $314,000. The fair value was determined by adjusting the fair value of the underlying Class C units that may be issued by the probability of achieving the revenue target. At each reporting period, the fair value of this liability is re-measured and the change is reported as a component of general and administrative expenses in the condensed consolidated statements of operations and comprehensive loss.

Up to 240,472 units (“Milestone 2 Units”) may be issued to the seller shareholders based on whether certain Key Employees, comprised of seller shareholder employees and non-seller shareholder employees (collectively, the “Key Employees”), are employed by the Company at April 1, 2017. The number of units to be issued is adjusted for the duration of continuous employment of the Key Employees during the service period.

MarketShare Partners, LLC and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
As of September 30, 2015 and December 31, 2014

Due to the implied service condition of the seller shareholder employees, 69,831 Milestone 2 units are considered compensatory in nature. These units were accounted for as stock-based compensation and the fair value on the date of grant will be recognized over the implied service period of two years as a component of general and administrative expenses, adjusted for estimated forfeitures. For the nine months ended September 30, 2015, the company recorded approximately $26,000 of stock based compensation expenses.

The remaining 170,641 Milestone 2 Units reserved for issuance to the seller shareholders who have no further ongoing obligation to the Company are considered additional purchase consideration. The fair value of these Milestone 2 Units, totaling approximately $127,000, was determined based on the Class C unit fair value adjusted for the probability of the continuous employment of the Key Employees. Changes to the probability assumptions did not result in material changes to the fair value. The arrangement has been classified as equity and as such the acquisition date fair value has been recorded as component of members’ capital in the accompanying condensed consolidated balance sheets.

During 2015, the Company expensed $0.3 million of acquisition costs in general and administrative expenses related to this transaction.

4.	GOODWILL AND INTANGIBLE ASSETS

Intangible assets consist of the following (in thousands):

	September 30, 2015
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted-Average Amortization Period
Noncompete agreement	$40	$(40)	$—	3
Other intangibles	154	—	154
Trademark	612	(61)	551	11
Intellectual content	2,110	(2,110)	—	3
Customer relationships	2,570	(742)	1,828	5
Acquired software	253	(215)	38	3
Existing technology	6,811	(4,185)	2,626	4
	$12,550	$(7,353)	$5,197

MarketShare Partners, LLC and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
As of September 30, 2015 and December 31, 2014

	December 31, 2014
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted-Average Amortization Period
Noncompete agreement	$40	$(40)	$—	3
Other intangibles	154	—	154
Trademark	112	(30)	82	15
Intellectual content	2,110	(2,110)	—	3
Customer relationships	570	(456)	114	5
Acquired software	235	(180)	55	3
Existing technology	3,810	(3,810)	—	4
	$7,031	$(6,626)	$405

The Company recorded amortization expense of $726,000 and $682,000 for the periods ended September 30, 2015 and 2014, respectively. Other intangibles are indefinite-lived and not amortized.

Based on the current amount of intangible assets subject to amortization, the estimated amortization expense for the remaining useful life of these assets is as follows (in thousands):

Year ending December 31:
Remaining 2015	$351
2016	1,217
2017	1,215
2018	1,207
2019	645
2019 and then thereafter	409
$5,044

The following table summarizes the changes in the carrying value of goodwill (in thousands):

	Gross	Accumulated Impairment	Net
Balance at January 1, 2015	$335	$—	$335
Acquisition of Business Researchers, Inc.	4,397	—	4,397
Balance at September 30, 2015	$4,732	$—	$4,732

5.	LONG TERM DEBT, WARRANT LIABILITIES AND NOTE PAYABLE

Long Term Debt and Warrant Liabilities

On September 28, 2012, the Company entered into a four-year, $10,000,000 term loan with Silver Lake Waterman Fund L.P. (“SLW”). On November 26, 2014, the loan was amended and an additional $5,000,000 was borrowed for an aggregate total loan balance of $15,000,000.

The aggregate loan is due on November 26, 2017 which may be extended to November 26, 2018 if certain financial goals are achieved by the Company in 2015. The loan is secured by substantially all the assets of the Company and includes certain covenants, with which, management believes it is currently in compliance.

MarketShare Partners, LLC and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
As of September 30, 2015 and December 31, 2014

Cash interest of 10% is paid monthly and paid-in-kind interest (PIK interest) of 2.5% is capitalized monthly. Total interest expense for the period ended September 30, 2015 was $1,491,000, consisting of cash interest of $1,193,000 and noncash interest of $298,000. Total interest expense for the period ended September 30, 2014 was $987,000 consisting of cash interest of $790,000 and noncash interest of $197,000.

Concurrently with entering into the original and amended loan agreements, the Company granted warrants to purchase certain member units. The outstanding warrants held by SLW as of September 30, 2015 are summarized as follows:

Issuance Date	Underlying Member Unit	Number of Warrants	Exercise Price per Warrant	Expiration Date	Fair Value as of September 30, 2015
September 2012	Class 1-A	107,238	$2.55	September 2019	$253,000
September 2012	Class 1-B	107,238	$2.55	September 2019	$177,000
November 2014	Class 2-A	141,217	$8.29	November 2026	$229,000

As of September 30, 2015, all warrants are fully vested and exercisable. The warrants include a down-round provision whereby the exercise price is adjusted downward in the event that additional units of the Company’s securities that may be exercisable, convertible or exchangeable for the Company’s member units are issued at a price less than the exercise price of the warrants.

Utilizing an option-based pricing model, the Company determined the aggregate fair value of the Class 1-A and Class 1-B warrants at issuance was $631,000 and $370,000 for the Class 2-A warrants. As the warrants allow for net settlement in cash, the initial fair value was recorded as a derivative liability with a corresponding issuance discount on the SLW loan. At each reporting period, the fair value of the warrants is re-measured and the change in the liability is reported as noncash income or expense in the condensed consolidated statements of operation and comprehensive loss.

The issuance discount on the SLW loan is amortized over the expected term of the financing arrangement using the interest-method and is recognized as a component of interest expense.

In November 2014 and April 2015, concurrent with the issuance of Class 2-A member units as more fully described in Note 6, the Company issued warrants to the redeemable convertible preferred member unit investors. The warrants are summarized as follows:

Issuance Date	Underlying Member Unit	Number of Warrants	Exercise Price per Warrant	Expiration Date	Fair Value as of September 30, 2015
November 2014	Class 2-A	301,747	$8.29	November 2026	$489,000
April 2015	Class 2-A	241,397	$8.29	April 2017	$391,000

The warrants issued in November 2014 are fully vested and exercisable as of September 30, 2015. The warrants issued in April 2015 are only exercisable after December 1, 2015. All warrants have the same down-round provisions as the Class 2-A warrants issued to SLW.

As the warrants are transferrable and allow for net settlement in cash, the initial fair value was recorded as a derivative liability. At each reporting period, the fair value of the warrants are re-measured and the change in the liability is reported as noncash income or expense in the condensed consolidated statements of operation and comprehensive loss.

MarketShare Partners, LLC and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
As of September 30, 2015 and December 31, 2014

Note Payable

In conjunction with the acquisition of BRI, as more fully described in Note 3, the Company issued a Note Payable for $3.0 million to the selling shareholders as part of the purchase consideration. The Note Payable bears interest at an annual rate of 0.48% and is payable no later than April 1, 2017. The Note shall become immediately due and payable upon the occurrence of certain events including a qualified change of control of the Company or a default of the Company’s debt covenants related to the $15.0 million term loan.

6.	REDEEMABLE CONVERTIBLE PREFERRED MEMBER UNITS

As of September 30, 2015 the Company had four classes of redeemable preferred member units outstanding. The redeemable preferred member unit activities for the nine months ended September 30, 2015 and the respective units preferred liquidation value as of September 30, 2015 are as follows (in thousands, except for number of units):

	Outstanding as of December 31, 2014	Units issued to investors	Outstanding as of September 30, 2015	Liquidation Value as of September 30, 2015
Class 1-A	6,420,830	—	6,420,830	$30,700
Class 1-B	6,420,830	—	6,420,830	30,700
Class 2	3,646,420	—	3,646,420	22,760
Class 2-A	1,206,987	965,589	2,172,576	18,962
	17,695,067	965,589	18,660,656	$103,122

On April 22, 2015 the Company issued 965,589 Class 2-A units and a warrant to purchase 241,397 Class 2-A units for $8.0 million. The Class 2-A units were allocated approximately $7.4 million of the proceeds, net of issuance costs, and $632,000 was assigned to the warrant.

Due to the redemption features and other provisions further described in this Note, Class 1-A, Class 1-B, Class 2 and Class 2-A redeemable convertible preferred member units are classified outside of permanent equity. The carrying value of the redeemable convertible preferred member units is accreted to their liquidation value at each reporting period with a charge to members’ deficit.

At September 30, 2015 and December 31, 2015, the Company’s authorized and issued redeemable preferred member units were as follows:

	September 30, 2015		December 31, 2014
	Authorized	Issued	Authorized	Issued
Class 1-A	6,528,068	6,420,830	6,528,068	6,420,830
Class 1-B	6,528,068	6,420,830	6,528,068	6,420,830
Class 2	3,646,420	3,646,420	3,646,420	3,646,420
Class 2-A	2,856,937	2,172,576	1,649,951	1,206,987
	19,559,493	18,660,656	18,352,507	17,695,067

Significant features of the redeemable convertible preferred member units are described as follows:

Preferred Return

All redeemable convertible preferred member units are eligible for a cumulative, non-compounding, annual return on the initial purchase price. All redeemable convertible preferred member units received an annual return of 5% except the Class 2-A units which receive an 8% return. The Class 1-A and 1-B units are additionally eligible for an initial unpaid preferred return of $0.69392 per unit. The preferred return has been accreted through an appropriation of Members’ Capital, totaling

MarketShare Partners, LLC and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
As of September 30, 2015 and December 31, 2014

$3.4 million and $4.2 million for the nine months ended September 30, 2015 and the year ended December 31, 2014, respectively.

Liquidation and Participation Preference

In the event of any liquidation, dissolution of winding up of the Company, the available funds and assets that may be legally distributed to the members will be distributed in the following order of priority:

First, to the holders of the Class 1-A, Class 2 and Class 2-A units, on a pari-passu basis, an amount equal to their respective preferred returns.

Second, to the holders of the Class 1-B units, an amount equal to their preferred return.

The Class 1-A and Class 1-B preferred returns are subject to a linear phase out when the aggregate payout is between 1.69 times and 2.53 times the accreted preferred returns. The redeemable convertible preferred member units distribution may be reallocated between Class 1-A, Class 1-B, Class 2 and Class 2-A units when the linear phase out is alternatively determined to be between 2.0 and 3.0 times the respective initial purchase price of the Class 1-A and 1-B units.

Third, to the holders of the Class B member units, an amount equal to $0.18662519 per unit, but not to exceed $1,421,203.

Lastly, upon completion of the distribution of the preferred return to the redeemable convertible preferred member units and Class B units, all remaining funds and assets available for distribution, are required to be distributed pari-passu amongst all classes of redeemable preferred member units and member units and the Company’s phantom stock plan. If a liquidation event should occur before either, November 26, 2015 or November 26, 2016, then the preferred return on the Class 2-A units will be adjusted such that the aggregate proceeds equal no less than 1.7 times and 1.85 times the Class 2-A purchase price, respectively.

Conversion

Each of the redeemable convertible preferred member units shall be convertible, at the option of the holder, into a number of Class B units according to a conversion ratio, subject to adjustments for dilution. Additionally, the units automatically convert upon the closing of a qualified IPO into a number of Class B units at the then applicable conversion ratio.

Redemption

The holders of the redeemable convertible preferred member units can, at any time, require the Company to either, at the election of the board of managers, (i) effect a sale of the Company for cash, cash equivalents and/or marketable securities or (ii) effect a qualified IPO of primary equity interests in the Company.

Upon the occurrence of certain events specified in the operating agreement, such as a member’s bankruptcy or divorce, the Company and other members have the first right to purchase the units. In the event of any proposed redemption of redeemable convertible preferred member units, the other redeemable convertible preferred unit members may require that the Company redeem a pro rata share of the units held by the other redeemable convertible preferred unit members on the same terms and conditions. In addition, the redeemable convertible preferred member units have customary anti-dilution protection, preemptive, tag-along, and drag-along rights.

MarketShare Partners, LLC and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
As of September 30, 2015 and December 31, 2014

7.	MEMBERS’ DEFICIT

As of September 30, 2015 the Company had three classes of member units outstanding. The member unit activities for the nine months ended September 30, 2015 are as follows:

	Outstanding as of December 31, 2014	Units Issued in Acquisition	Outstanding as of September 30, 2015
Class B	6,683,270	—	6,683,270
Class C	2,010,309	1,120,121	3,130,430
Class P	47,868	—	47,868
	8,741,447	1,120,121	9,861,568

An additional 480,945 Class C units may be issued to seller shareholders if certain milestones are achieved as discussed in Note 3.

At September 30, 2015 and December 31, 2015, the Company’s authorized and issued member units were as follows:

	September 30, 2015		December 31, 2014
	Authorized	Issued	Authorized	Issued
Class B	26,242,763	6,683,270	25,035,777	6,683,270
Class C	3,611,375	3,130,430	2,010,309	2,010,309
Class P	47,868	47,868	47,868	47,868
	29,902,006	9,861,568	27,093,954	8,741,447

Voting

All units are voting, except for 574,000 of the Class C and all of the Class P units which are non-voting.

8.	EQUITY PARTICIPATION PLAN

The MarketShare Equity Participation Plan (the “Plan”) is a phantom equity award plan that provides for the granting of Equity Participation Units (“EPU”) to Company employees or other service providers.

EPUs do not represent an equity interest in the Company, and do not provide the holder the right to acquire or obtain an equity interest in the Company. Instead, the holder is entitled to a payment if and when the Company is sold in a qualifying sale as defined in the Plan.

In the event of a qualifying sale, the payment amount is determined by calculating an equivalent equity percentage for individual EPU holders based on the number of vested EPUs divided by the total fully diluted number of member units outstanding. The equivalent equity percentage is then applied against the net sale proceeds to determine each individual’s payout. Net sale proceeds are the net of: a) proceeds from a qualifying sale payable to equity holders, b) any liquidation preferences of member units, and c) a Baseline Value specific to each EPU that is established at the grant date.

EPUs vest to the holder over a requisite service period. Typically awards are ratably earned on each anniversary date of the grant over a four year period.

If an EPU holder’s service is terminated, awards are forfeited unless the holder elects to exercise an option to acquire up to 50% of the vested award. This election requires the holder to make a cash payment to the Company for the number of EPU they wish to retain multiplied by the Baseline Value of those specific awards.

MarketShare Partners, LLC and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
As of September 30, 2015 and December 31, 2014

EPUs granted and forfeited under the Company’s plan are presented below:

Total Units
Balance at January 1, 2013	3,091,150
EPUs granted	965,970
EPUs forfeited (canceled)	(459,999)
Balance at December 31, 2014	3,597,121
EPUs granted	1,281,930
EPUs forfeited (canceled)	(177,090)
Balance at September 30, 2015	4,701,961

There were 2,709,013 EPUs vested as of September 30, 2015. As of September 30, 2015, upon a qualifying sale of the Company and subject to certain conditions, 1,103,197 of the unvested EPU’s would immediately vest.

Management evaluates the likelihood of a qualifying sale transaction occurring in the foreseeable future at each reporting period. As of September 30, 2015, the occurrence of such an event is not considered probable as defined in U.S. GAAP until the event occurs and consequently no liability or compensation costs have been recognized in the financial statements.

9.	FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company measures certain financial assets at fair value on a recurring basis based on a fair value hierarchy that requires management to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of inputs that may be used to measure fair value are:

Level 1          Quoted prices in active markets for identical assets or liabilities.

Level 2
Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets with insufficient volume or infrequent transactions (less active markets), or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of assets or liabilities.

The Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, and short-term debt are carried at cost, which approximates fair value because of the short-term maturity of these instruments. The carrying value of long-term debt is considered to approximate fair value as the current interest rate and terms are consistent with current market rates and terms.

The following table summarizes the assets and liabilities measured at fair value on a recurring basis (in thousands):

	September 30, 2015
	Total	Level 1	Level 2	Level 3
Liabilities:
Contingent consideration	$225	$—	$—	$225
Warrant liability	1,539	—	—	1,539
Total	$1,764	$—	$—	$1,764

MarketShare Partners, LLC and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
As of September 30, 2015 and December 31, 2014

	December 31, 2014
	Total	Level 1	Level 2	Level 3
Liabilities:
Warrant liability	$1,681	$—	$—	$1,681

The Company determined the fair value of the warrant liability for certain warrants, as applicable, using an option pricing model with consideration given to the “down-round” protection provisions that reduce the exercise price if the Company issues new warrants or equity at a price lower than the stated exercise price. The model considered the fair value of the business as of the valuation date, timing of future possible equity and warrant issuances, and the estimated volatility of the Company’s member units using market comparable data. Changes in the fair value are recorded in other income and expense and totaled $(774,000) and $59,000 for the periods ended September 30, 2015 and 2014.

The Company determined the fair value of the contingent consideration liability by using a discounted cash flow model that estimates on a probability weighted basis the fair value of the Class C units that are expected to be issued on the milestone measurement date, adjusted for a lack of marketability discount. The fair value of the Class C units considers the fair value of the business on the same basis as the warrant liability discussed above. Changes in the fair value of the contingent consideration are recorded in general and administrative expenses and totaled $(89,000) for the nine month ended September 30, 2015.

There were no transfers between fair value measurements levels during the periods ended September 30, 2015 and 2014.

10. JOINT VENTURE WITH EIGHT BALL (TICKETMASTER)

In April 2011, the Company entered into a series of agreements with Ticketmaster to form Eight Ball with the objective of developing dynamic ticket pricing tools for the event ticketing market. The agreements provide the Company with a 49% ownership in the Joint Venture ("JV”) for a contribution of $1,950,000.

As a part of the master services agreement, the Company provides to Eight Ball, certain professional services to develop existing MSP technology for fees of approximately $3,900,000. In lieu of a cash contribution, the Company was able to elect to contribute the fees to be earned from Eight Ball. The Company also provides support services over a period of three years to the JV for the technology development.

Under a shared service agreement, Ticketmaster provides the resources to operate the JV, including management, sales, and marketing functions. Eight Ball reimburses Ticketmaster for out-of-pocket costs incurred and a percentage of salary and benefits for its employees, as defined in the agreement. The amount reimbursed each year is not to exceed 33% of the JV’s gross revenue attributed to the ticket pricing tools and any unreimbursed amounts are carried forward to the next year.

Under a licensing arrangement, the Company provided an irrevocable, perpetual, worldwide, fully paid up, royalty free license to the JV for the rights to use MSP technology to develop the ticket pricing tools. The Company owns and retains the rights to the ticket pricing tools developed under the master service agreement (other than the user interface platform), MSP technology, and MSP’s intellectual property. The software licensed to the JV will be provided under a SaaS model.

The Company has evaluated its investment in the JV and determined that it is not the primary beneficiary, nor does it have the power to direct the activities of the JV that most significantly impact the JV’s economic performance. Therefore, the Company accounts for its investment in Eight Ball under the equity method of investment.

The Company recorded its investment in the JV equal to value of the software (user interface) that it developed but which the JV owns. The Company then reduced the value of its investment by its proportional share of the operating losses of the JV, up to the amount of its investment. The Company has no requirement or liability to provide additional funding to the JV. Based on the contributed software and losses incurred by the JV, the investment in Eight Ball is at a zero basis at both September 30, 2015 and December 31, 2014.

MarketShare Partners, LLC and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
As of September 30, 2015 and December 31, 2014

11.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through October 30, 2015, the date the Company’s condensed consolidated financial statements were issued.